EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 86 to the Registration Statement (the “Registration Statement”) of MFS Series Trust IV (the “Trust”) (File Nos. 2-54607 and 811-2594), of my opinion dated December 28, 2022, appearing in Post-Effective Amendment No. 81 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on December 28, 2022.

 /s/AMANDA S. MOORADIAN

 Amanda S. Mooradian

 Vice President and Senior Counsel

Boston, Massachusetts

December 29, 2025